UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    June 28, 2018

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number

1-8962	Pinnacle West Capital Corporation (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0512431

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Item 1.02. Termination of a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 28, 2018, Pinnacle West Capital Corporation (“Pinnacle West”) entered into a 364-Day unsecured revolving credit facility with MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.), as Agent and Issuing Bank ("MUFG"), and JPMorgan Chase Bank, N.A. ("JPMorgan Chase") and Bank of America, N.A., as Co-Syndication Agents, allowing Pinnacle West to borrow, repay and reborrow, from time to time, up to $150 million through June 27, 2019. Concurrently, Pinnacle West terminated a prior $125 million unsecured revolving credit facility with MUFG, as Agent and Issuing Bank and JPMorgan Chase, as Syndication Agent, as amended by that certain Amendment No. 1 to 364-Day Credit Agreement, dated as of July 31, 2017, by and among Pinnacle West, MUFG and JPMorgan Chase, which was replaced by the new facility. The prior credit facility would have expired on July 30, 2018. Pinnacle West will use the new facility to directly or indirectly fund or otherwise support 4C Acquisition, LLC, a subsidiary of Pinnacle West formed to acquire and temporarily own a 7% interest in Units 4 and 5 of the Four Corners Power Plant located near Farmington, New Mexico (the "7% Interest"), the 7% Interest or related obligations. The facility can also be used for letters of credit. Borrowings under the new facility will bear interest at LIBOR plus 0.70% per annum.

Borrowings under the new facility are conditioned on Pinnacle West’s ability to make certain representations at the time each borrowing is made, except for representations concerning no material adverse effect and certain litigation matters, which were made only at the time the facility was entered into. The facility includes customary covenants, including requirements that Pinnacle West maintain ownership of a specified percentage of the outstanding capital stock of Arizona Public Service Company, maintain a consolidated debt-to-capitalization ratio no greater than a prescribed level and comply with certain lien restrictions. The facility also includes customary events of default, including a cross default provision and a change of control provision. If an event of default occurs, lenders holding a specified percentage of the commitments, or the agent with such lenders’ consent, may terminate the obligations of the lenders to make loans under the facility and the obligations of the issuing banks to issue letters of credit and may declare the obligations outstanding under the facility to be due and payable.

Pinnacle West and its affiliates maintain normal banking and other relationships with the agents and lenders in the new facility, and/or their affiliates, in other credit facilities, and in the prior $125 million credit facility that has been terminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION
(Registrant)

Dated: June 28, 2018	By: /s/ James R. Hatfield
James R. Hatfield
Executive Vice President and
Chief Financial Officer